UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 1, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906
----------------------------	----------------	-------------
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(IRS EMPLOYER
OF INCORPORATION OR	NUMBER)	IDENTIFICATION NUMBER)
ORGANIZATION)

1030 NORTH ORANGE AVENUE, SUITE 105 ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944
 Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Rescission Agreement.

     PainCare Holdings, Inc. (the "Company") has entered into a Supplemental Agreement with the Center for Pain Management ASC, LLC (the "ASC"), PainCare Surgery Centers III, Inc. (the "Subsidiary"), Mark H. Coleman, M.D., Prabaal Dey, M.D., Marc A. Loev, M.D., and Lester A. Zuckerman, M.D. (the "Supplemental Agreement") and a Promissory Note with Mark H. Coleman, M.D., Prabaal Dey, M.D., Marc A. Loev, M.D., and Lester A. Zuckerman, M.D. (the "Promissory Note"). The Supplemental Agreement and Promissory Note amend certain terms of the September 26, 2005 transaction documents between the parties pursuant to which the Company acquired the assets of the ASC (the "Original Transaction Documents"). The Original Transaction Documents are further described in a Form 8-K filed by the Company on September 26, 2005, and Form 8-K filed by the Company on January 9, 2006.

     Specifically, the Supplemental Agreement provides for an extension to April 3, 2007 of the date on which the Subsidiary must make certain payments under the Original Transaction Documents, and for the payment of an additional $300,000 of purchase price under the terms of the Original Transaction Documents. The additional $300,000 obligation will be represented by a promissory note issued by the Subsidiary (the "New Promissory Note"). The Company has agreed that the obligations of the Subsidiary under the New Promissory Note shall be secured by the Company's guaranty and stock pledge agreement issued as part of the Original Transaction Documents.

     The description of the Supplemental Agreement and the New Promissory Note set forth herein is qualified in its entirety by the specific terms of those documents, copies of which are attached hereto as Exhibits.

Forbearance Agreement.

     On January 1, 2007, the Company and its subsidiaries entered into a Forbearance Agreement (the "Forbearance Agreement") with HBK Investments L.P. (the "Agent"), HBK Master Fund L.P., ("HBK-MF") and Del Mar Master Fund Ltd. ("Del Mar," and together with HBK-MF the "Lenders") pursuant to which the Agent and the Lenders agreed to forbear, until a date not later than March 31, 2007, from exercising their rights and remedies under that certain Loan Agreement between the parties dated May 11, 2005, as amended (the "Loan Agreement") with respect to certain events of default under the Loan Agreement that have either occurred or that may occur during the forbearance period. In consideration for the forbearance, the Company has agreed to certain additional covenants and to pay fees in the amount of (i) $277,500 at closing, plus, (ii) upon the repayment in full of the Company's obligations under the Loan Agreement (the "Obligations"), an amount equal to the greater of (i) $500,000, and (ii) $277,500 for each month (or portion thereof) that has elapsed after the date of the Forbearance Agreement before the Obligations have been repaid in full. The description of the Forbearance Agreement set forth herein is qualified in its entirety by the specific terms of the agreement, a copy of which is attached hereto as an Exhibit.

Item 2.01 Completion of Acquisition or Disposition of Assets

     On February 1, 2006, the Company and PainCare Neuromonitoring I, Inc. ("PCN," and together with the Company the "Paincare Parties") acquired a 60% interest (the "Amphora Transaction") in Amphora LLC ("Amphora") from Bruce Lockwood, M.D., John D. Bender, D.O., and Richard A. Flores (collectively the "Members") pursuant to the terms of a Membership Interest Purchase Agreement (the "Amphora Purchase Agreement"), for a combination of cash and shares of common stock of the Company and the obligation to make certain additional payments post closing (the "Purchase Price").

     The Paincare Parties and the Members have entered into an agreement providing for the rescission of the Amphora Transaction (the "Rescission Agreement"). Pursuant to the terms of the Rescission Agreement (i) the Amphora Purchase Agreement was rescinded, (ii) the Members paid the Paincare Parties a sum of $1,400,000 and returned to the Paincare Parties 1,035,032 shares of common stock of the Company, (iii) the Company delivered to the Members a noncompetition agreement, and (iv) the parties entered into mutual releases. The description of the Rescission Agreement set forth herein is qualified in its entirety by the specific terms of the Rescission Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Supplemental Agreement.
	99.2	Promissory Note.
	99.3	Forbearance Agreement.
	99.4	Settlement and Rescission Agreement and Mutual Release.
	99.5	Press Release dated January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 2, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director